UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CHANGING TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida	46-3004792
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification Number)

777 South Post Oak Lane, Suite 1700
Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 300-3806

Securities to be registered pursuant to Section 12(b) of the Act: None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-190201

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.0001 par value per share

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Registrant’s Common Stock, par value $0.0001 per share, is incorporated by reference to the Prospectus contained in Registrant’s Registration Statement on Form S-1, No. 333-190201 and Amendment No. 2 thereto filed with the Commission on July 29, 2013 and October 3, 2013, respectively. Any prospectus filed under Rule 424(b) under the Securities Act with respect to such Registration Statement shall be deemed to be incorporated by reference into this registration statement.

Item 2. Exhibits.

1.         A copy of the certificate for the security being registered is included as Exhibit 4.1 to Registrant’s Registration Statement on Form S-1, No. 333-190201, filed with the Commission on July 29, 2013, which exhibit is incorporated herein by reference.

2.         Articles of Incorporation of Changing Technologies, Inc. is included as Exhibit 3.1 to Registrant’s Registration Statement on Form S-1, No. 333-190201, filed with the Commission on July 29, 2013, which exhibit is incorporated herein by reference.

3.         Bylaws of Changing Technologies, Inc. is included as Exhibit 3.2 to Registrant’s Registration Statement on Form S-1, No. 333-190201, filed with the Commission on July 29, 2013, which exhibit is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CHANGING TECHNOLOGIES, INC.

Date: August 11, 2015	By: /s/ Marco Valenzuela
Marco Valenzuela
Chief Executive Officer